EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), David T. Hamamoto, Co-Chief Executive Officer of DiamondHead Holdings Corp. (the “Company”), and Michael J. Bayles, Co-Chief Executive Officer of the Company and Keith Feldman, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.

The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 15, 2022

/s/ David T. Hamamoto	/s/ Michael J. Bayles	/s/ Keith Feldman
David T. Hamamoto	Michael J. Bayles	Keith Feldman
Co-Chief Executive Officer	Co-Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Executive Officer)	(Principal Financial and Accounting Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of DiamondHead Holdings Corp. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.